UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

770 Lindaro Street, San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2014, BioMarin Pharmaceutical Inc. (the “Company”) appointed Dennis J. Slamon, M.D., Ph.D., to its Board of Directors (the “Board”).

Dennis J. Slamon, M.D., Ph.D., serves as director of Clinical/Translational Research, and as director of the Revlon/UCLA Women’s Cancer Research Program, at UCLA’s Jonsson Comprehensive Cancer Center. Dr. Slamon is a professor of medicine and chief of the Division of Hematology/Oncology at, and executive vice chair for research for, UCLA’s Department of Medicine and also serves as director of the medical advisory board for the National Colorectal Cancer Research Alliance, a fund-raising organization that promotes advances in colorectal cancer. A 1970 B.A. honors graduate in biology from Washington & Jefferson College and a 1975 graduate of the University of Chicago’s Pritzker School of Medicine, Dr. Slamon earned his Ph.D. in cell biology that same year. He completed his internship and residency at the University of Chicago Hospitals and Clinics, becoming chief resident in 1978. One year later, he became a fellow in the Division of Hematology/Oncology at UCLA where he now serves on the faculty of medicine.

The Board has not determined at this time which, if any, committees Dr. Slamon will be appointed to serve as a member.

In connection with his election to the Board, on March 19, 2014 Dr. Slamon was granted an option to purchase 10,000 shares of the Company’s common stock with an exercise price of $79.70 and 4,000 restricted stock units (“RSUs”). The shares of common stock subject to the option grant vest quarterly over three years and the RSU grant vests annually over three years.

As a non-employee director, Dr. Slamon will be entitled to receive the Company’s standard director fees.

The Company also intends to enter into an indemnification agreement with Dr. Slamon in the same form as the Company’s standard form indemnification agreement with its other directors.

There are no family relationships between Dr. Slamon and any director or other executive officer of the Company and he was not selected by the Board to serve as a director pursuant to any arrangement or understanding with any person. Dr. Slamon is a Director of Translational Research in Oncology (“TRIO”), a Canadian non-profit contract research organization. Dr. Slamon does not receive any compensation for his service as a Director of TRIO. The Company has entered into several contracts with TRIO to assist with the clinical trials of the Company’s product candidate BMN-673. Under the terms of these contracts, the Company may be obligated to pay TRIO in excess of $20 million, inclusive of pass through costs payable to TRIO to the clinical sites.

On March 21, 2014, the Company issued a press release announcing the appointment of Dr. Slamon to the Board. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated March 21, 2014 announcing the appointment of Dennis J. Slamon, M.D., Ph.D., to the Board of Directors of BioMarin Pharmaceutical Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc.,
a Delaware corporation

Date: March 24, 2014	By:	/s/ G. Eric Davis
G. Eric Davis
Senior Vice President, General Counsel

EXHIBIT INDEX

99.1	Press Release dated March 21, 2014 announcing the appointment of Dennis J. Slamon, M.D., Ph.D., to the Board of Directors of BioMarin Pharmaceutical Inc.